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                                                                     EXHIBIT 3.4

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  SEITEL, INC.

     The undersigned, chairman of Seitel, Inc., a Delaware corporation (the "Company"), hereby certifies as follows:

     1. That at a meeting duly called and held on April 5, 1989, the board of directors of the Company adopted a resolution setting forth a proposed amendment to the certificate of incorporation of the Company, declared the amendment advisable and directed that the amendment be presented to the next annual meeting of stockholders of the Company for consideration thereof.

     2. That the amendment approved by the board of directors and presented to the stockholders is to amend the fourth article of the certificate of incorporation of the Company to read as follows:

"FOURTH: The corporation shall be authorized to issue ten million (10,000,000) shares of common stock, par value $.01 per share."

     3. That the annual meeting of stockholders of the Company was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which the necessary number of shares as required by law were voted in favor of the amendment.

     4. That the amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

     5. That the capital of the Company will not be reduced under or by reason of the amendment.

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     IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by Herbert M. Pearlman, its chairman, and attested by David S. Lawi, its assistant secretary, as of this 26th day of June, 1989.

                                               /s/ Herbert M. Pearlman
                                               -----------------------
                                               Herbert M. Pearlman
                                               Chairman

Attest:

/s/ David S. Lawi
-----------------
David S. Lawi
Assistant Secretary